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                                                              EXHIBIT 99.B1(C)

                               AMENDMENT TO THE
            AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                           BY THE BOARD OF TRUSTEES
                                      OF
                          MASTER INVESTMENT PORTFOLIO
                          (A DELAWARE BUSINESS TRUST)


     WHEREAS, under the "Interest" Section of Article III of the Amended and Restated Agreement and Declaration of Trust (the "Declaration"), the Trustees are fully empowered to establish and designate new series of Interests in accordance with the provisions of Section 1; and further, that the Trustees are authorized to fix and determine the variations in the relative rights and preferences as between the different series; and

     WHEREAS, pursuant to Article III, Section 1, of the Declaration, the establishment and designation of any series of Interests shall become effective upon the execution by a majority of the current Trustees of an instrument setting forth the establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument; which instrument shall be considered an amendment to the Declaration; and no vote of the Holders being necessary under Article X, Section 8, of the Declaration, to make an amendment;

     NOW THEREFORE:

     The undersigned, being all of the Trustees of Master Investment Portfolio (the "Portfolio"), adopted at a meeting held on June 11, 1998, the following resolutions to establish a new series to serve as the master portfolio for corresponding feeder funds of other open-end management investment companies including, but not limited to, MasterWorks Funds Inc. and Hewitt Series Trust:

     RESOLVED, that pursuant to the powers vested in the Trustees, a new series of Interests be, and it hereby is, established and designated as the "Money Market Master Portfolio" (the "New Series"); and

     FURTHER RESOLVED, that the New Series shall have exactly the same preferences, privileges, limitations, and rights, including voting and dividend rights, as any previously existing series; and

     FURTHER RESOLVED, that only the Interests in the New Series shall be subject to the expenses and fees of the New Series; and further, that the New Series shall be subject to a pro rata portion of the general expenses and fees of the Trust, as are any previously existing series; and

     FURTHER RESOLVED, that the appropriate Officers of the Trust be, and each hereby is, authorized and directed to prepare and file with the Securities and Exchange

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Commission, and with such state securities commissions and authorities as they deem advisable, any material relating to this Amendment to the Declaration, and an amendment to the Registration Statement of the Trust on Form N-1A, containing such current information and revisions as such Officer(s) deems necessary or appropriate to reflect the changes effected at this meeting, with advice of counsel, in their sole discretion, and to prepare and file a certificate of amendment or a certificate of amended and restated Declaration with the Secretary of State of the State of Delaware and take any and all such other actions as and when the Officer taking such action, with advice of counsel, deems necessary or advisable to effect the purpose and intent of the foregoing resolutions; and

     FURTHER RESOLVED, such changes to be effective immediately upon the filing with the Secretary of State of the State of Delaware of a written certificate evidencing such clarification to the Declaration; and

     FURTHER RESOLVED, that this instrument is to be filed with the minutes of the Trust's Board of Trustees.


Dated: August 19, 1998                   /s/ JACK S. EUPHRAT
                                         -------------------
                                         Jack S. Euphrat

Dated: August 19, 1998                   /s/ R. GREG FELTUS
                                         ------------------
                                         R. Greg Feltus

Dated: August 19, 1998                   /s/ THOMAS S. GOHO
                                         ------------------
                                         Thomas S. Goho

Dated: August 19, 1998                   /s/ W. RODNEY HUGHES
                                         --------------------
                                         W. Rodney Hughes

Dated: August 19, 1998                   /s/ J. TUCKER MORSE
                                         -------------------
                                         J. Tucker Morse

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